Exhibit 10.1

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of January 30, 2013, by and between Square 1 Bank (the “Bank”) and Local Corporation, Krillion, Inc. and Screamin Media Group, Inc. (collectively known as, the “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 3, 2011 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment. Unless otherwise defined herein, capitalized terms shall have the same meaning as given to them in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1)	LOCAL.COM CORPORATION changed its name to LOCAL CORPORATION effective as of September 14, 2012. Bank and Borrower agree that the Agreement and the Loan Documents are hereby amended wherever necessary to reflect this change.

2)	The following definition in Exhibit A to the Agreement is hereby amended and restated, as follows:

“Non-Formula Revolving Line” means a Credit Extension of up to $3,000,000, except that the term “Non-Formula Revolving Line” shall mean a Credit Extension of up to $5,000,000 beginning January 30, 2013 and continuing through March 1, 2013; provided however, that under no circumstances shall the aggregate amount of outstanding Advances exceed the Total Facility Cap, and availability of Non-Formula Advances under the Non-Formula Revolving Line shall be reduced accordingly; and provided further that the outstanding principal balance of Non-Formula Advances must equal Zero Dollars ($0.00) for at least thirty (30) consecutive days during each 364 day period beginning March 2, 2013.

3)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

5)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)	payment for all Bank Expenses, including Bank’s expenses in the documentation of this Amendment and any related documents, which may be debited from any of Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LOCAL CORPORATION		SQUARE 1 BANK

By:	/s/ Kenneth S. Cragun	By:	/s/ Ben Patterson
Name:	Kenneth S. Cragun	Name:	Ben Paterson
Title:	CFO	Title:	AVP

KRILLION, INC.

By:	/s/ Kenneth S. Cragun
Name:	Kenneth S. Cragun
Title:	CFO

SCREAMIN MEDIA GROUP, INC.

By:	/s/ Kenneth S. Cragun
Name:	Kenneth S. Cragun
Title:	CFO

[Signature Page to Fourth Amendment to Loan and Security Agreement]

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